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                                                                      EXHIBIT 10

                           WARRANT PURCHASE AGREEMENT


         THIS WARRANT PURCHASE AGREEMENT (this "Warrant Purchase Agreement") is made as of March 24, 1999, between INDEPENDENT BANK CORPORATION, a Michigan corporation ("IBC"), and MUTUAL SAVINGS BANK, f.s.b., a federally chartered stock savings bank ("MSB").

                                    RECITALS:

         A. Concurrently herewith, IBC and MSB have entered into a certain Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which provides for the consolidation of MSB into a wholly owned subsidiary of IBC (the "Consolidation") pursuant to a Consolidation Agreement containing certain additional terms and conditions relating to the Consolidation (the "Consolidation Agreement"). (The Agreement and the Consolidation Agreement are sometimes hereinafter collectively referred to as the "Merger Documents.") All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Documents.

         B. As a condition to IBC's entering into the Agreement, and in consideration therefor, MSB has agreed to issue to IBC a warrant or warrants entitling IBC to purchase up to a total of 853,792 shares of MSB Common Stock, on the terms and conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. ISSUANCE, DELIVERY, AND EXERCISE OF THE WARRANT. Concurrently with the execution of the Agreement and this Warrant Purchase Agreement, MSB shall execute a warrant in favor of IBC in the form attached as Attachment A hereto (the "Warrant") to purchase up to a total of 853,792 shares of MSB Common Stock at a purchase price equal to $9.8125 per share (the "Exercise Price"), subject to adjustments as provided in the Warrant. (The holder of the Warrant from time to time is hereinafter referred to as the "Holder.") The Warrant shall be exercisable in accordance with the terms and conditions set forth therein.

         SECTION 2. REGISTRATION RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, MSB shall receive a written request therefor from the Holder, MSB shall prepare and file a registration statement under the Securities Act of 1933, as amended, or under the applicable federal laws and Office of Thrift Supervision regulations (the "Applicable Securities Laws") covering such number of shares of MSB Common Stock as the Holder shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that the Holder shall only have the right to request one such registration. Without the written consent of the Holder, neither MSB nor any other holder of securities of MSB may include any other securities in such registration.


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         SECTION 3. "PIGGYBACK" RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, MSB shall determine to proceed with the preparation and filing of a registration statement under the Applicable Securities Laws in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option, or similar plan or a registration statement on Form S-4) by it or any of its security holders, MSB shall give written notice thereof to the Holder. Upon the written request of the Holder given within ten days after receipt of any such notice from MSB, MSB shall, except as herein provided, cause all shares of MSB Common Stock which the Holder shall request be included in such registration statement to be so included; provided, however, that nothing herein shall prevent MSB from abandoning or delaying any registration at any time; and provided, further, that if MSB decides not to proceed with a registration after the registration statement has been filed with the United States Securities and Exchange Commission or the Office of Thrift Supervision, as required by applicable law (the "Securities Regulator") and MSB's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by MSB, MSB shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by MSB as the result of such registration after MSB has decided not to proceed. If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of MSB Common Stock requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of MSB Common Stock requested for inclusion pursuant to this Section would constitute more than 25 percent of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares would interfere with the successful marketing of the shares being offered by MSB, the number of shares otherwise to be included in the underwritten public offering hereunder may be reduced; provided, however, that after any such required reduction, the shares of MSB Common Stock to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be included in such offering.

         SECTION 4.  OBLIGATIONS OF MSB IN CONNECTION WITH A
REGISTRATION. If and whenever MSB is required by the provisions of Sections 2 or 3 hereof to effect the registration of any shares of MSB Common Stock under the Applicable Securities Laws, MSB shall:

                  (a) prepare and file with the Securities Regulator a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (b) prepare and file with the Securities Regulator such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;


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                  (c) furnish to the Holder and to the underwriters of the
         securities being registered such reasonable number of copies of the registration statement, amendments thereto, preliminary prospectus, final prospectus, and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder or such underwriters may reasonably request; provided that MSB shall not be required by virtue hereof to submit to the general jurisdiction of any state;

                  (e) notify the Holder, promptly after MSB shall receive notice thereof, of the time when such registration statement or any post-effective amendment thereof has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify the Holder promptly of any request by the Securities Regulator for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the Securities Regulator, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for MSB), is required under the Applicable Securities Laws or the rules and regulations promulgated thereunder in connection with the distribution of the shares of MSB Common Stock by the Holder;

                  (h) prepare and promptly file with the Securities Regulator such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus is required to be delivered under the Applicable Securities Laws, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (i) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities Regulator suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (j) at the request of the Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing MSB for the purposes of such registration, addressed to the underwriters and to the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily

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         covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of MSB, addressed to the underwriters and to the Holder, covering such matters as such underwriters or the Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Applicable Securities Laws and that, in the opinion of such accountants, the financial statements and other financial data of MSB included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Applicable Securities Laws.

         SECTION 5. EXPENSES OF REGISTRATION. With respect to a registration requested pursuant to Section 2 hereof and with respect to each inclusion of shares of MSB Common Stock in a registration statement pursuant to Section 3 hereof, MSB shall bear the following fees, costs, and expenses: all registration, stock exchange listing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for MSB, fees and disbursements of counsel for the underwriter or underwriters of such securities (if MSB and/or the Holder are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holder, underwriting discounts and commissions and transfer taxes relating to the MSB Common Stock being sold for the Holder, and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

         SECTION 6.  INDEMNIFICATION.

                  (a) MSB shall indemnify and hold harmless the Holder, any underwriter (as defined in the Applicable Securities Laws) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the Applicable Securities Laws, from and against any and all loss, damage, liability, cost, and expense to which the Holder or any such underwriter or controlling person may become subject under the Applicable Securities Laws or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed pursuant to
         Section 4 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that MSB will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling persons in writing specifically for use in the preparation thereof.

                  (b) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) of this Section 6 of notice of the commencement of any action involving the

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         subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against MSB pursuant to the provision of such paragraph (a), promptly notify MSB of the commencement thereof; but the omission to so notify MSB will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and such indemnified party notifies MSB of the commencement thereof, MSB shall have the right to participate in and, to the extent that it may wish to do so, to assume the defense thereof, with counsel satisfactory to such indemnified party;
         provided, however, if the defendants in any action include both the indemnified party and MSB and there is a conflict of interest which would prevent counsel for MSB from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from MSB to such indemnified party of its election so to assume the defense of any such action, the indemnified party shall have the right to participate in such action and to retain its own counsel, but MSB shall not be required to indemnify and hold harmless the indemnified party pursuant to the provisions of such paragraph (a) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence of this paragraph (b), (ii) MSB shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) MSB has authorized the employment of counsel for the indemnified party at the expense of MSB.

                  (c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act of 1933, as amended. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         SECTION 7.  REPURCHASE RIGHTS.

                  (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, MSB (or any successor thereto) shall repurchase the Warrant from the Holder at a price (the "Warrant Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Exercise Price, multiplied by the number of shares for which the Warrant may then be exercised, and
         (ii) at the request of the owner of shares of MSB Common Stock purchased pursuant to an exercise of the Warrant ("Warrant Stock") from time to time (the "Owner"), delivered within 90 days of such occurrence , MSB shall repurchase such number of shares of the Warrant Stock from the Owner as the Owner shall

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         designate at a price (the "Warrant Stock Repurchase Price") equal to the Market/Offer Price multiplied by the number of shares of Warrant Stock so designated.

                  (b) For purposes of paragraph (a) of this Section 7, the "Market/Offer Price" shall mean the highest of (i) the price per share at which a tender offer or exchange offer for shares of MSB Common Stock has been made, (ii) the price per share of MSB Common Stock to be paid by any third party pursuant to an agreement with MSB, and (iii) the highest closing price for shares of MSB Common Stock within the 4-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the Owner gives notice of the required repurchase of Warrant Stock, as appropriate. In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for MSB Common Stock shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

                  (c) The Holder and the Owner may exercise their respective rights to require MSB to repurchase the Warrant or the Warrant Stock pursuant to this Section 7 by surrendering for such purpose to MSB, at its principal office, the Warrant or certificates for shares of Warrant Stock, as the case may be, free and clear of any liens, claims, encumbrances, or rights of third parties of any kind, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, requests MSB to repurchase such Warrant or Warrant Stock in accordance with the provisions of this Section 7. Subject to the last proviso of Subsection 7(d) below, as promptly as practicable, and in any event within five business days after the surrender of the Warrant or certificates representing shares of Warrant Stock and the receipt of such notice or notices relating thereto, MSB shall deliver or cause to be delivered to the Holder or Owner the Warrant Repurchase Price or the Warrant Stock Repurchase Price therefor, as applicable, or the portion thereof which MSB is not then prohibited under applicable law and regulation from so delivering.

                  (d) To the extent that MSB is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or the Warrant Stock in full at any time that it may be required to do so hereunder, MSB shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Stock Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which MSB is no longer so prohibited. Upon receipt of such notice from MSB and for a period of 15 days thereafter, the Holder and/or Owner may revoke its notice of repurchase of the Warrant and/or Warrant Stock by written notice to MSB at its principal office stating that the Holder and/or the Owner elects to revoke its election to exercise its right to require MSB to repurchase the Warrant and/or Warrant Stock, whereupon MSB will promptly deliver to the Holder and/or Owner the Warrant and/or certificates representing shares of Warrant Stock surrendered to MSB for purposes of such repurchase. Whether or not such election is revoked, MSB hereby agrees to use its best efforts to obtain all required legal and regulatory

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         approvals necessary to permit MSB to repurchase the Warrant and/or the
         Warrant Stock to the full extent and as promptly as practicable.

                  (e) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred upon (i) the consummation of any merger, consolidation or similar transaction involving MSB or any purchase, lease or other acquisition of all or a substantial portion of the assets of MSB, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisions of
         Section 1(c) of the Warrant, or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of MSB Common Stock.

         SECTION 8.  ASSUMPTION OF OBLIGATIONS UNDER THIS AGREEMENT.
MSB will not enter into any transaction described in paragraph 5(a) of the Warrant unless the "Acquiring Corporation" (as that term is defined in the Warrant) assumes in writing all the obligations of MSB hereunder. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Warrant created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, the Holder, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Triggering Event; provided, however, that until the date 15 days following the date on which the Office of Thrift Supervision approves an application by the Holder pursuant to applicable laws and regulations to acquire the shares of MSB Common Stock subject to the Warrant, IBC may not assign its rights under the Warrant except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of MSB,
(iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Holder's behalf, or (iv) any other manner approved by the Office of Thrift Supervision.

         SECTION 9. REMEDIES. Without limiting the foregoing or any remedies available to the Holder, MSB specifically acknowledges that neither IBC nor any successor holder of the Warrant would have an adequate remedy at law for any breach of this Warrant Purchase Agreement and MSB hereby agrees that IBC and any successor holder of the Warrant shall be entitled to specific performance of the obligations of MSB hereunder and injunctive relief against actual or threatened violations of the provisions hereof.



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         SECTION 10.  TERMINATION. This Warrant Purchase Agreement will terminate upon a termination of the Warrant in accordance with Section 9 thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.


                                         INDEPENDENT BANK CORPORATION


                                         By:  /s/ Charles Van Loan
                                            ----------------------------
                                            Charles Van Loan
                                            Its: Chief Executive Officer

                                         MUTUAL SAVINGS BANK, F.S.B.


                                         By:  /s/ Robert N. Schuster
                                            ----------------------------
                                         Robert N. Schuster
                                         Its: Chief Executive Officer


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THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT BEING SO REGISTERED OR QUALIFIED UNLESS AN EXEMPTION OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.

                                     WARRANT

                        TO PURCHASE 853,792 COMMON SHARES

                                       OF

                           MUTUAL SAVINGS BANK, F.S.B.

         This is to certify that, for value received, INDEPENDENT BANK CORPORATION, a Michigan corporation ("IBC"), is entitled to purchase from MUTUAL SAVINGS BANK, f.s.b., a federally chartered stock savings bank ("MSB"), at any time within ninety days after the first occurrence of a Triggering Event and prior to the occurrence of an Exercise Termination Event, an aggregate of up to 853,792 common shares, $0.01 par value per share, of MSB ("MSB Common Stock"), at a price of $9.8125 per share (the "Exercise Price"), subject to the terms and conditions of this Warrant and a certain Warrant Purchase Agreement, of even date herewith, between IBC and MSB (the "Warrant Purchase Agreement"). The number of shares of MSB Common Stock which may be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. The terms and conditions set forth in this Warrant and the Warrant Purchase Agreement shall be binding upon the respective successors and assigns of both of the parties hereto. This Warrant is issued in connection with a certain Agreement and Plan of Reorganization, dated as of the date hereof, between IBC and MSB (the "Merger Agreement"), which provides for the consolidation of MSB into a wholly owned subsidiary of IBC (the "Consolidation"), and a certain Consolidation Agreement among IBC, its subsidiary and MSB, which provides certain additional terms and conditions relating to the Merger (the "Consolidation Agreement"). The Merger Agreement and the Consolidation Agreement are sometimes hereinafter collectively referred to as the "Merger Documents." All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Documents. The term "Holder" shall mean and refer to IBC or any successor holder of this Warrant.

         SECTION 1.  EXERCISE OF THE WARRANT.

                  (a) The Holder will not exercise this Warrant unless it has obtained all required approvals, if any, of appropriate regulatory authorities having jurisdiction, including the Office of Thrift Supervision, pursuant to all applicable laws and regulations. Further, subject to the terms and conditions set forth in this Warrant and in the Warrant Purchase Agreement and the provisions of applicable law, the Holder will not exercise this Warrant without the

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         written consent of MSB except within ninety days after the occurrence of any of the following events (a "Triggering Event") and prior to the occurrence of an Exercise Termination Event:

                           (i) any material, willful, and intentional breach of
                  the Merger Documents by MSB that would permit IBC to terminate the Merger Documents (A) occurring after the receipt by MSB of a proposal to engage in an Acquisition Transaction, (B) occurring after the announcement by any other Person of an intention to engage in an Acquisition Transaction, or (c) in anticipation and for the purpose of engaging in an Acquisition Transaction;

                           (ii) (A) a proposal to engage in an Acquisition
                  Transaction is submitted to and approved by the shareholders of MSB at any time prior to December 31, 2000, or (B) a Tender Offer is commenced and the transactions contemplated in the Tender Offer are completed in such a manner that the Person making the Tender Offer acquires beneficial ownership of more than 20 percent of the capital stock or any other class of voting securities of MSB, and the Consolidation is not consummated prior to December 31, 2000;

                           (iii) (A) a proposal to engage in an Acquisition
                  Transaction is received by MSB or a Tender Offer is made directly to the shareholders of MSB or the intention of making an Acquisition Transaction or Tender Offer is announced at any time prior to the holding of the MSB Shareholders' Meeting; and (B) the Board of Directors of MSB (1) fails to recommend to the shareholders of MSB that they vote their shares of MSB Common Stock in favor of the approval of the Consolidation,
                  (2) withdraws such recommendation previously made, (3) fails to solicit proxies of shareholders of MSB to approve the Consolidation, or (4) fails to hold the MSB Shareholders' Meeting;

                  (b) Notwithstanding the foregoing, this Warrant shall not be exercisable after the occurrence of an Exercise Termination Event which for purposes hereof means (i) the Effective Time (as defined in the Agreement) of the Consolidation, (ii) the failure of the shareholders of IBC to approve the Consolidation; (iii) the failure of any Regulatory Authority to provide any required Consent to the Consolidation, which failure was not the result of the existence of the Acquisition Proposal or a breach by MSB of any of its obligations under any of the Merger Documents; or (iv) the Merger Documents are terminated pursuant to Section 6.1 of the Merger Agreement, unless the event giving rise to the right to terminate is a breach by MSB and is preceded by a Triggering Event or the receipt by MSB of an Acquisition Transaction proposal, or the announcement by another Person of a proposal involving an Acquisition Transaction.

                  (c) An "Acquisition Transaction" shall mean a transaction between MSB and any Person other than IBC or any Affiliate of IBC involving (A) the sale or other disposition of more than 20% of the shares of the capital stock or any other class of voting securities of MSB, including, but not limited to, a Tender Offer, (B) the sale or other disposition of 15%

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         or more of the consolidated assets or deposits of MSB, or (c) a merger or consolidation involving MSB other than a transaction pursuant to which MSB will be the surviving corporation and the current shareholders of MSB will be the owners of a majority of the stock of the surviving corporation following the transaction. For purposes of this Section 1, a Tender Offer which is contingent upon the expiration of the Warrant is deemed to commence when it is announced.

                  (d) This Warrant shall be exercised by presentation and surrender hereof to MSB at its principal office accompanied by (i) a written notice of exercise for a specified number of shares of MSB Common Stock, (ii) payment to MSB, for the account of MSB, of the Exercise Price for the number of shares specified in such notice, and
         (iii) a certificate of the Holder indicating the Triggering Event that has occurred which entitles the Holder to exercise this Warrant. The Exercise Price for the number of shares of MSB Common Stock specified in the notice shall be payable in immediately available funds.

                  (e) Upon such presentation and surrender, MSB shall issue promptly (and within three business days if requested by the Holder) to the Holder, or any assignee, transferee, or designee permitted by subparagraph (g) of this Section 1, the shares to which the Holder is entitled hereunder and the Holder shall deliver to MSB a copy of this Warrant and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Warrant.

                  (f) Certificates for shares of MSB Common Stock may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to MSB a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to MSB, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Warrant in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Warrant and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (g) If this Warrant should be exercised in part only, MSB shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by MSB of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of MSB Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of MSB shall then be closed or that certificates representing such shares of MSB Common shall not then be actually delivered to the Holder. MSB shall pay all expenses, and any and all federal, state, and local taxes and other charges that may be payable in connection with the preparation, issue, and delivery of stock certificates under this
         Section 1 in the name of the Holder or of any assignee, transferee, or designee permitted by subparagraph (g) of this Section 1.

                  (h) Neither of the parties hereto may assign any of its rights or obligations under this Warrant created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, the Holder, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Triggering Event; provided, however, that until the date 15 days following the date on which the Office of Thrift Supervision approves an application by the Holder pursuant to applicable laws and regulations to acquire the shares of MSB Common Stock subject to this Warrant, IBC may not assign its rights under this Warrant except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of MSB,
         (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Holder's behalf, or (iv) any other manner approved by the Office of Thrift Supervision.

         SECTION 2.  CERTAIN COVENANTS AND REPRESENTATIONS OF MSB AND IBC.

                  (a) MSB shall at all times maintain sufficient authorized but unissued shares of MSB Common Stock so that this Warrant may be exercised without additional authorization of the holders of MSB Common Stock, after giving effect to all other outstanding options, warrants, convertible securities, and other rights to purchase MSB Common Stock.

                  (b) MSB represents and warrants to the Holder that the shares of MSB Common Stock issued upon an exercise of this Warrant will be duly authorized, fully paid, nonassessable, and subject to no preemptive rights.

                  (c) MSB agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by MSB; (ii) promptly to take all action as may from time to time be required, (including, without limitation (A) complying with all pre-merger notification, reporting, and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder, and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), or the Change in Bank Control Act of 1978, or other statute, the prior approval of the Office of Thrift Supervision or other regulatory agency (collectively, the "Agencies"), is necessary before the Warrant may be exercised or transferred, cooperate fully with the Holder in preparing such applications and providing such information to the Agencies as the Agencies may require) in order to permit the Holder to exercise or transfer this Warrant and MSB duly and effectively to issue shares pursuant to the exercise hereof; and (iii) promptly to take all action provided herein to protect the rights of the Holder against dilution.

                  (d) IBC represents and warrants to MSB that the Warrant is not being, and any shares of MSB Common Stock or other securities acquired by IBC upon exercise of the Warrant will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended.

         SECTION 3. FRACTIONAL SHARES. MSB shall not be required to issue fractional shares of MSB Common Stock upon an exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

         SECTION 4. EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of MSB for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of MSB Common Stock purchasable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by MSB of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, MSB will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of MSB, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

         SECTION 5.  CERTAIN TRANSACTIONS.

                  (a) In the event that prior to an Exercise Termination Event, MSB shall (i) consolidate with or merge into any Person, other than IBC or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) permit any Person, other than IBC or one of its Affiliates, to merge into MSB, and MSB shall be the continuing or surviving corporation, but, in connection with such merger, (x) the shareholders of MSB immediately prior to such merger own less than a majority of the surviving corporation's outstanding voting securities, or (y) the then outstanding voting shares of MSB Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) sell or otherwise transfer all or substantially all of its assets to any Person, other than IBC or one of its Affiliates, then, and in any such case, the agreement governing such transaction shall make proper provision so that this Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (A) the Acquiring Corporation (as hereinafter defined), (B) any company which controls the Acquiring Corporation, or (c) in the case of a merger described in clause
         (a)(ii) above, MSB, in which case such warrant shall be a newly issued warrant (in any such case, the "Substitute Warrant").

                  (b) For purposes of this Section 5, the following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with MSB (if other than MSB), (B) the corporation merging into MSB in a merger in which MSB is the continuing or surviving person and in connection with which the then outstanding shares of MSB Common Stock are changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the transferee of all or substantially all of MSB's assets;

                           (ii) "Substitute Common" shall mean the common stock issued by the issuer of the Substitute Warrant;

                           (iii) "Assigned Value" shall mean the Market/Offer
                  Price as determined pursuant to Subsection 7(b) of the Warrant Purchase Agreement; provided, however, that in the event of a sale of all or substantially all of MSB's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of MSB as determined by a recognized investment banking firm selected by the Holder, divided by the number of shares of MSB Common Stock outstanding at the time of such sale;

                           (iv) "Average Price" shall mean the average closing price of a share of Substitute Common for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common on the day preceding such consolidation, merger, or sale; provided that if MSB is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into MSB or by any company which controls such Person, as the Holder may elect;

                           (v) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and

                      (vi) "Affiliate" shall have the meaning ascribed to such
                  term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  (c) The Substitute Warrant shall have the same terms as this Warrant, provided that, if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Warrant Purchase Agreement, which shall be applicable to the Substitute Warrant.

                  (d) The Substitute Warrant shall be exercisable for such number of shares of Substitute Common as is equal to the Assigned Value multiplied by the number of shares of MSB Common Stock for which this Warrant is then exercisable, divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of MSB Common Stock for which this Warrant is then exercisable and the denominator is the number of shares of Substitute Common for which the Substitute Warrant is exercisable.

         SECTION 6.   RIGHTS OF THE HOLDER; REMEDIES.

                  (a) The Holder shall not, by virtue hereof and prior to the exercise hereof, be entitled to any rights of a holder of MSB Common Stock.

                  (b) Without limiting the foregoing or any remedies available to the Holder, MSB specifically acknowledges that neither IBC nor any successor Holder of this Warrant would have an adequate remedy at law for any breach of this Warrant and MSB hereby agrees that IBC and any successor Holder shall be entitled to specific performance of the obligations of MSB hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         SECTION 7. ANTIDILUTION PROVISIONS. The number of shares of MSB Common Stock purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section 7.

                  (a) In the event that MSB issues any additional shares of MSB Common Stock at any time after the date hereof (including pursuant to stock option plans), the number of shares of MSB Common Stock which can be purchased pursuant to this Warrant shall be increased by an amount equal to 19.9 percent of the additional shares so issued.

                  (b) (i) In the event that, after the date hereof, MSB pays or makes a dividend or other distribution of any class of capital stock of MSB in MSB Common Stock, the number of shares of MSB Common Stock purchasable upon exercise hereof shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of MSB Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                           (ii) In the event that, after the date hereof,
                  outstanding shares of MSB Common Stock are subdivided into a greater number of shares of MSB Common Stock, the number of shares of MSB Common Stock purchasable upon exercise hereof at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in the event that, after the date hereof, outstanding shares of MSB Common Stock are combined into a smaller number of shares of MSB Common Stock, the number of shares of MSB Common Stock purchasable upon exercise hereof at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iii) The reclassification (including any
                  reclassification upon a merger in which MSB is the continuing corporation) of MSB Common Stock into securities including other than MSB Common Stock shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of MSB Common Stock outstanding immediately prior to such reclassification into the number of shares of MSB Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be the day upon which such subdivision or combination becomes effective, as the case may be, within the meaning of clause (ii) above.

                  (c) Whenever the number of shares of MSB Common Stock purchasable upon exercise hereof is adjusted pursuant to paragraph (b) above, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction the numerator of which is equal to the number of shares of MSB Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of MSB Common Stock purchasable after the adjustment.

                  (d) For the purpose of this Section 7, the term "MSB Common Stock" shall include any shares of MSB of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution, or winding up of MSB and which is not subject to redemption by MSB.

         SECTION 8.  NOTICE.

                  (a) Whenever the number of shares of MSB Common Stock for which this Warrant is exercisable is adjusted as provided in Section 7 hereof, MSB shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of MSB, setting forth the number of shares of MSB Common Stock for which this Warrant is exercisable and the adjusted Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof, and when such adjustment will become effective.

                  (b) Upon the occurrence of a Triggering Event MSB shall (i) promptly notify the Holder and/or the "Owner" (as that term is defined in the Warrant Purchase Agreement) of such event, (ii) promptly compute the "Warrant Repurchase Price" and the "Warrant Stock Repurchase Price" (as such terms are defined in the Warrant Purchase Agreement), and
         (iii) furnish to the Holder and/or the Owner a certificate, signed by the chief financial officer of MSB setting forth the Warrant Repurchase Price and/or the Warrant Stock Repurchase Price and the basis and computation thereof.

                  (c) Upon the occurrence of an event which results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Section 5 hereof, MSB and the Acquiring Corporation shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Corporation shall promptly compute the number of shares of Substitute Common for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of the Acquiring Corporation, setting forth the number of shares of Substitute Common for which the Substitute Warrant is exercisable, the Substitute Warrant exercise price, a computation thereof, and when such adjustment will become effective.

         SECTION 9. TERMINATION. This Warrant and the rights conferred hereby shall terminate upon the earliest of (i) six months after the occurrence of a Triggering Event; (ii) the Effective Time of the Merger, (iii) the date of termination of the Merger Documents unless (a) the event giving rise to the right to terminate is preceded by a Triggering Event, or (b) the receipt by MSB, or the announcement by another person, of a proposal involving an Acquisition Transaction or Tender Offer, unless the Agreement is earlier terminated by MSB, pursuant to its right to terminate the Agreement, under the conditions of Section 6.1 of the Agreement; or (iv) December 31, 2000.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this 24th day of March, 1999.


ATTEST:                                        MUTUAL SAVINGS BANK, F.S.B.


By: /s/ Gary W. Wilds                             By: /s/ Robert N. Schuster
   --------------------------                     ----------------------------
                                                  Robert N. Schuster
Title: Secretary                                  Its: Chief Executive Officer
      -----------------------